Exhibit 32

Certification Of Periodic Financial Report

(Section 906 Certification)

Reg J. Greenslade and Luc Chartrand hereby certify as follows:

         1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of   Enterra Energy Corp.

         2. The Form 10-QSB of Enterra Energy Corp. for the Quarter Ended June 30, 2003 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Enterra Energy Corp.

	Date:	August 15, 2003	/s/ Reg J. Greenslade

Reg J. Greenslade, Chief Executive Officer

	Date:	August 15, 2003	/s/ Luc Chartrand

Luc Chartrand, Chief Financial Officer
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